UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2012
JPMORGAN CHASE & CO.
(Exact name of registrant as specified in its charter)

Delaware	1-5805	13-2624428
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY		10,017
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (212) 270-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

JPMorgan Chase & Co. (“JPMorgan Chase” or the “Firm”) today announced that its Board of Directors nominated Timothy P. Flynn, retired Chairman of KPMG International, for election as a director at the Firm's annual meeting of shareholders on May 15, 2012. JPMorgan Chase also announced that directors William H. Gray, III and David C. Novak will not seek re-election when their terms expire May 14.

Mr. Novak will be succeeded as the Chairman of the Board's Corporate Governance & Nominating Committee by William C. Weldon, Chairman and Chief Executive Officer of Johnson & Johnson. The Board will determine Mr. Flynn's board committees after his election.

A copy of the Firm's news release dated March 27, 2012 is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

99.1    The Firm's news release dated March 27, 2012, announcing that the Board of Directors has nominated Timothy P. Flynn for election as a director and that William H. Gray, III and David C. Novak will not seek re-election when their terms expire May 14, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO. (Registrant)

	By:	/s/ Anthony J. Horan
Name: Anthony J. Horan Title: Corporate Secretary
Dated: March 27, 2012

EXHIBIT INDEX

Exhibit Number	Description

99.1
The Firm's news release dated March 27, 2012, announcing that the Board of Directors has nominated Timothy P. Flynn for election as a director and that William H. Gray, III and David C. Novak will not seek re-election when their terms expire May 14, 2012.

4